UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

April 23, 2019
Date of Report (Date of earliest event reported)

FIRST SOLAR, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-33156	20-4623678
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

350 West Washington Street
Suite 600
Tempe, Arizona 85281
(Address of principal executive offices, including zip code)

(602) 414-9300
(Registrant’s telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

As previously reported on a Current Report on Form 8-K filed on March 21, 2019 with the Securities and Exchange Commission, on March 18, 2019, Bryan Schumaker, Chief Accounting Officer of First Solar, Inc. (“First Solar”), provided notice of his decision to depart First Solar to accept a position with another company, effective May 10, 2019. On April 23, 2019, First Solar appointed Byron Jeffers as its Chief Accounting Officer on an interim basis, effective May 10, 2019.

Mr. Jeffers, age 35, joined First Solar in August 2012, serving in several senior accounting roles before being appointed as its Senior Director of Financial Planning and Analysis in June 2017. Prior to joining First Solar, Mr. Jeffers served for seven years as an Assurance Manager at PricewaterhouseCoopers LLP with public accounting experience working with numerous companies across various industries including technology, manufacturing, and retail. Mr. Jeffers holds both a Master’s and Bachelor’s degree in accounting from the University of Arizona and is a Certified Public Accountant in the state of Arizona.

At this time, there have been no changes to Mr. Jeffers’ compensation in connection with this appointment. Mr. Jeffers is not a party to any transaction with First Solar required to be disclosed pursuant to Item 404(a) of Regulation S-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST SOLAR, INC.

Date: April 25, 2019	By:	/s/ PAUL KALETA
	Name:	Paul Kaleta
	Title:	Executive Vice President, General Counsel and Secretary